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                                                                     Exhibit 5.1

                                December 3, 1998


AMB Property Corporation
505 Montgomery Street
San Francisco, California 94111

      Re: AMB Property Corporation, a Maryland corporation (the "Company")- Registration Statement on Form S-3 pertaining to the issuance of up to 2,542,163 shares (the "Shares") of common stock of the Company, par value $.01 per share (the "Common Stock")filed on or about December 2, 1998

Ladies and Gentlemen:

      You have requested our opinion, as special Maryland corporate counsel to AMB Property Corporation, a Maryland corporation (the "Company"), with respect to the matters set forth below in connection with the registration of the issuance and resale of the Shares, covered by the above-referenced Registration Statement (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Shares are to be issued in exchange for up to 2,542,163 units of limited partnership interest (the "Units") in AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

      In our capacity as special Maryland corporate counsel to the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

     (i) The Registration Statement and the related form of prospectus (the "Prospectus") included therein in the form in which it was transmitted to the Commission under the Act;

     (ii) The charter of the Company (the "Charter"), consisting of Articles of Incorporation filed with the Maryland State Department of Assessments and Taxation (the "Department") on November 24, 1997, and Articles Supplementary filed on July 23, 1998, November 12, 1998, and November 25, 1998;

     (iii) The Bylaws of the Company (the "Bylaws"), which were duly adopted by the Board of Directors of the Company on November 24, 1997;

     (iv) Certain resolutions adopted and actions taken by the Board of Directors of the Company (the "Board of Directors") on or before the date hereof and in full force and effect on the date hereof including, but not limited to, those certain resolutions adopted by the Board of Directors on November 24, 1997 relating to the sale, issuance and registration of the Shares, certified as of a recent date by an officer of the Company (the "Resolutions");

     (v) A status certificate of recent date issued by the Department to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland;

     (vi) The form of certificate representing a share of Common Stock, certified as of a recent date by an officer of the Company;

     (vii) The Third Amended and Restated Partnership Agreement of the Operating Partnership certified as of a recent date by an Officer of the Company (the "Partnership Agreement");

     (viii) A Certificate of Officers of the Company of recent date to the effect that, among other things, the Charter and Bylaws of the Company and the resolutions and actions by the Board of Directors which we have examined are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of such certificate; and

     (ix) Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.
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AMB Property Corporation
December 3, 1998
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      In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     (a) Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding;

     (b) Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

     (c) Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so;

     (d) All Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no modifications of or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by action or omission of the parties or otherwise;

     (e) The Resolutions adopted and the actions taken and to be taken by the Board of Directors including, but not limited to, the adoption of all resolutions and the taking of all action necessary to authorize the issuance and sale of the Shares have occurred at duly called meetings at which a quorum of the incumbent directors of the Company were or are present and acting throughout, or by unanimous written consent of all incumbent directors, all in accordance with the Charter and Bylaws of the Company and applicable law; and


     (f) The number of shares of Common Stock to be offered and sold under the Registration Statement will not, in the aggregate, exceed the number of shares of Common Stock authorized in the Charter of the Company, less the number of shares of Common Stock authorized and reserved for issuance and/or issued and outstanding on the date on which the Shares are authorized or the date on which the Shares are issued and delivered, and none of the Shares will be issued, sold or transferred in violation of the provisions of the Charter of the Company.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

      Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

      1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

      2. The Shares are duly authorized and, upon issuance in accordance with the Prospectus, the Resolutions, the Partnership Agreement and the Charter, and upon due execution, countersignature and delivery of certificates representing the Shares, when and if delivered against payment of the consideration therefor as set by the Board of Directors, the Shares will be validly issued, fully paid and nonassessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is a part of the Registration Statement) entitled "Legal Matters." In giving these consents, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

      This opinion is limited to the present corporate laws of the State of Maryland and we express no opinion with respect to the laws of any other jurisdiction. Furthermore, the opinions presented in this letter are limited to the

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AMB Property Corporation
December 3, 1998
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matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly set forth herein. Without limiting the generality of the foregoing, we express no opinion with respect to any securities laws or with respect to the action required for the Operating Partnership to authorize, execute or deliver any of the Units or any other document, instrument or agreement.

      The opinions set forth in this letter are rendered as of the date hereof and are necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion if any applicable law is changed after the date hereof or if we become aware of any facts or circumstances which now exist or which occur or arise in the future and may change the opinions expressed herein after the date hereof.

      The opinions expressed in this letter are for your use and the use of your securities counsel, Latham & Watkins, in connection with the filing of the Registration Statement and the rendering of opinions by Latham & Watkins in connection therewith, and may not be relied upon by you or Latham & Watkins for any other purpose, without our prior written consent.

                                    Very truly yours,

                                    /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP